UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ⃞

Item 1.01.   Entry into a Material Definitive Agreement.

On August 3, 2017, Yelp Inc. (the “Company”) and Eat24, LLC, a wholly owned subsidiary of the Company (“Eat24”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Grubhub Inc. (“Grubhub”) and Grubhub Holdings, Inc. (“Purchaser”), a wholly owned subsidiary of Grubhub.

Pursuant to the Purchase Agreement, Purchaser agreed to acquire all of the outstanding equity interests in Eat24 from the Company for $287.5 million in cash upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”). The Company also agreed to transfer certain assets to Eat24 immediately prior to the closing of the Acquisition, which will consist of assets that are material to or necessary for the operation of the Eat24 business that are not then owned by Eat24.

The purchase price will be paid to the Company upon the closing of the Acquisition and will be subject to customary post-closing adjustments based on net working capital, indebtedness and selling expenses. Of such amount, $28.75 million will be held in escrow for an 18-month period after closing to secure Purchaser’s indemnification rights under the Purchase Agreement.

Consummation of the Acquisition is subject to customary closing conditions, including, but not limited to: receipt of approval or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Antitrust Condition”); subject to specific standards, the accuracy of the representations and warranties of the other parties to the Purchase Agreement; the parties’ performance of and compliance with their obligations under the Purchase Agreement in all material respects; the absence of conditions or circumstances constituting a material adverse effect with respect to Eat24 and the Eat24 business; the receipt of certain third-party consents; and the absence of any legal order prohibiting the Acquisition.

The parties to the Purchase Agreement have made customary representations and warranties in the Purchase Agreement, and the Company has agreed to customary covenants regarding the operation of the Eat24 business prior to the closing of the Acquisition. The representations made by the parties were made solely for the benefit of the parties to the Purchase Agreement and:

  should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
  may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement;
  may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and
  were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Company and Purchaser have the right to terminate the Purchase Agreement under certain circumstances, including in the event the Acquisition has not closed by November 1, 2017 (the “Termination Date”), which date will be automatically extended to April 30, 2018 if all conditions to closing have been satisfied or waived as of the original Termination Date other than conditions related to antitrust and regulatory approval or the absence of any legal restraint enjoining or prohibiting consummation of the Acquisition related to antitrust or regulatory approval. The Company will be entitled to a termination fee of $15.0 million from Purchaser if the Purchase Agreement is terminated by either party as a result of (a) the failure of the Acquisition to occur on or before the Termination Date (as it may be extended) due to the failure to satisfy the Antitrust Condition, provided all other conditions to closing have been satisfied or waived, or (b) any antitrust-related final, non-appealable order or injunction prohibiting the closing.

The foregoing description of the Purchase Agreement is qualified in its entirely by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.02.          Results of Operations and Financial Condition.

On August 3, 2017, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2017.  A copy of the press release, entitled “Yelp Reports Second Quarter 2017 Financial Results,” is furnished pursuant to Item 2.02 as Exhibit 99.1 to this Current Report.

The information in this Item 2.02 and the press release attached as Exhibit 99.1 hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.   Other Events.

Concurrently with the execution of the Purchase Agreement, the Company and Purchaser entered into a Marketing Partnership Agreement (the “Partnership Agreement”), which will become effective upon the closing of the Acquisition. Pursuant to the Partnership Agreement, following the closing of the Acquisition, the Company agreed to integrate Grubhub’s restaurant network into the Yelp Platform to allow users of the Company’s website and mobile app to place orders for delivery or pickup through Grubhub’s food-ordering marketplace (the “Grubhub Integration”). The Company also agreed that the Grubhub Integration will be the preferred means of placing orders through the Yelp Platform for services offered through the Grubhub restaurant network. The Partnership Agreement has an initial term of five years, and may renew for an additional two years upon the mutual agreement of the Company and Purchaser.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 3, 2017, entitled “Yelp Reports Second Quarter 2017 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2017	YELP INC.

		By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated August 3, 2017, entitled “Yelp Reports Second Quarter 2017 Financial Results.”